Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

[Letterhead of McGladrey & Pullen, LLP]

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of OmniAmerican Bancorp, Inc. of our reports dated March 10, 2011, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of OmniAmerican Bancorp, Inc. for the year ended December 31, 2010.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
June 28, 2011